                                                                   Exhibit 10.20

           CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                   AGREEMENT


         This Agreement ("Agreement") is made and entered into effective as of October 7 , 1994, by and between Sears, Roebuck and Co., a New York corporation with offices at 3333 Beverly Road, Hoffman Estates, IL 60179 ("Sears"), and CardMember Publishing Corporation, a Delaware corporation with offices at 655 Washington Blvd., Suite 1000, Stamford, CT 06901 ("CPC"), the owner and administrator of the Countrywide Dental Programsm ("CDP").

                                  WITNESSETH:

         Whereas, CPC is in the business of developing and administering, among other things, membership programs, including the Countrywide Dental Program, a dental program offering members among other benefits discounted fees for dental services; and

         Whereas, Sears desires to use the services of CPC to administer and market a dental program, subject to the terms and conditions herein provided;

         Whereas, CPC represents that it has the skill, knowledge, expertise, and financial capability to properly administer and market such a dental program, and is desirous of doing so under the terms and conditions of this Agreement;

         Now, therefore, in consideration of the mutual covenants and agreements of the parties contained herein and other good and valuable consideration, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

1.1 DEFINITIONS. As used in this Agreement, each of the following terms shall have the respective meaning indicated, unless the context clearly requires otherwise:

         (a) "Dental Network" shall mean a group or association of Providers which has entered into a contractual relationship with CPC to participate in the Dental Program.

         (b) "Dental Program" shall mean a discount dental program marketed to Sears customers, in which Members pay a membership fee in exchange for a predetermined schedule of discounted fees for certain dental services available from the relevant Dental Network, as the same may be modified from time to time with Sears's approval.

(c)"Member" shall mean an individual who enrolls in the Dental Program. Members shall at all times be deemed customers of Sears, and all lists and other compilations of Members' identities, addresses, and phone numbers shall be the exclusive property of Sears.

(d)"Membership Fee" shall mean the fee paid by a Member for enrollment in the Dental Program, or for renewal of said membership.

(e)"Provider" shall mean an individual dental professional, or a professional association of individual dental professionals, who (i) has entered into a contractual relationship with a Dental Network, and (ii) has agreed to participate in the Dental Program.

(f)"Provider Contract" shall mean the contract between a Provider and a Dental Network.

(g)"Service Area" shall refer to the geographical area(s) that the parties hereto may mutually agree upon from time to time.


                                   ARTICLE II

                            RESPONSIBILITIES OF CPC

2.1 CPC RESPONSIBILITIES. While this Agreement is in effect, CPC agrees to provide the following services (the "Services"):

         (a) meet with Sears representatives at such reasonable times and places as necessary to fulfill the terms of this Agreement;

         (b) establish and maintain appropriate contractual relationships with Providers and/or a Dental Network or Dental Networks, satisfactory to Sears and CPC sufficient to properly service the Dental Program;

         (c) conduct and document consistent and verifiable Provider credentialing, and maintain and update the Provider database based on such credentialing, which credentialing shall include at a minimum:

                  (1)      obtaining Provider disclosure forms;

                  (2) verifying annually that each Provider's license is in good standing in the state of practice;

                  (3) ensuring that each Provider has entered into a Provider Contract satisfactory to Sears;

                  (4) confirming annually that each Provider maintains at least $500,000 per occurrence and aggregate professional liability from an insurer rated at least A-VII by A.M. Best and Company (for Providers with liability limits of less than $500,000 under policies in effect as of the effective date of this Agreement, CPC shall ensure that such Providers increase their liability limits to at least the aforesaid minimum upon renewal of such policies);

                  (5) verifying annually that there is no evidence of repetitive or significant complaints against a Provider made available by such Provider's state dental examination board;

                  (6) terminating, from participation in the Dental Program, Providers who fail to satisfy any of the credentialing requirements set forth herein or who are otherwise deemed unacceptable by Sears to participate or continue participating in the Dental Program;

                  (7) obtaining or verifying such other information as Sears or CPC shall reasonably deem necessary; and

                  (8) performing on-site evaluations of each Provider with acceptable performance at least one unannounced visit every three (3) years; Providers with below acceptable performance (administrative or service-related complaints) will be visited within sixty days of CPC's knowledge of the unacceptable performance if such Provider has not been terminated from the Dental Network; if such Provider fails to achieve acceptable performance within sixty days of CPC's first knowledge of the unacceptable performance, CPC shall terminate such Provider from further participation in the Dental Network;

    (d) conduct all Member marketing, promotion, enrollment, billing and collection of cash transactions, if any, and customer service required in connection with the Dental Program for all initial and renewing Members, and maintain all Member eligibility information;

    (e) establish and maintain an "800" telephone number to be used solely for receiving calls from actual or prospective Members hereunder;

    (f) establish and maintain a post office box to be used solely for receiving mail from actual or prospective Members hereunder;

    (g) ensure that only Membership Fees approved by Sears are quoted or charged to actual or proposed Members;

    (h) send out all membership materials within forty-eight (48) hours of an order being placed by a prospective Member;

     (i) obtain Sears's approval of all SearsCharge sales, and send all third-party credit transactions to Sears for authorization and billing;

     (j) collect Membership Fees from Members paying by check, money order, and other cash transaction, and remit such amounts and all pertinent membership information to Sears on a daily basis;

     (k) respond to complaints about a Provider within one business day after the complaint is conveyed to CPC and resolve complaints in accordance with Sears's policy of satisfaction guaranteed or CPC will refund the annual membership fee. CPC will use its best efforts to mediate or resolve the Member's dispute/complaint satisfactorily. If after repeated efforts, the Member believes that his/her dispute/complaint was not reconciled satisfactorily, and the complaint/dispute:

                       (i) is administrative in nature (e.g. fees charged by a participating Provider versus fees stated in the CDP schedule), CPC will resolve the Member's complaint/dispute in accordance with Sears's policy of "Satisfaction Guaranteed or Your Money Back", or

                       (ii) concerns the quality or appropriateness of treatment, CPC will inform the Member how to initiate the peer review process.

     (l) maintain a peer review group to resolve Member complaints concerning dental treatment by Providers, and to conduct periodic review of applications from potential Providers;

     (m) identify and implement a means (such as providing members with identification cards) reasonably acceptable to Sears to enable Providers to determine Members' current eligibility to access the Dental Program;

     (n) offer any actual or proposed Members only those products or services for which CPC has obtained prior written approval of Sears;

     (o) comply with all federal, state, and local statutes, ordinances, laws, rules, regulations, and licensing requirements applicable to the Services provided by CPC under this Agreement and the Dental Program;

     (p) use its best efforts to have the Dental Networks and Providers comply with all federal, state, and local statutes, ordinances, laws, rules, and regulations applicable to the Dental Program;

     (q) upon wntten request, provided Sears gives reasonable notice and at Sears's expense, permit Sears to review, audit, and copy CPC records relating to the Dental Program, including, but not limited to, the Dental

                  Networks, the Providers, and
                  actual and proposed Members; CPC's information will be kept confidential in accordance with Section 6.5;

         (r) use its best efforts to have permitted subcontractors of CPC adhere to all standards established between CPC and Sears;

         (s) use its best efforts to have the Dental Program discounted fee schedule agreed to by Providers and Dental Networks is honored with respect to such services provided to Members;

         (t) adhere to Sears's outbound telemarketing standards and in-bound customer service standards, as the same may be amended from time to time by Sears;

         (u) pay all list processing, membership order billing systems, Dental Network, and any other third-party charges incurred by or on behalf of CPC in connection with this Agreement; and

         (v) allow Sears to review customer service manuals and scripts, and to monitor customer service telemarketing vendors and fulfillment vendors on an unannounced basis during normal business hours.

2.2 MARKETING. All marketing and promotion of the Dental Program shall be mutually agreed to by Sears and CPC, and shall be set forth in a marketing matrix substantially in the form of Exhibit C hereto. Marketing of the Dental Program shall be conducted only in geographical areas in which there are sufficient Providers in order to adequately service the Members. CPC will secure Sears's prior written approval (not to be unreasonably withheld or delayed) of all enrollment and marketing materials (including scripts for radio, television, video or audio cassette, electronic media, telemarketing, or other unprinted materials). All marketing materials shall clearly disclose that the Dental Program does not constitute an insurance product and that Members will be solely responsible for the payment of all fees for scheduled dental services. All of the Dental Program marketing and enrollment activities shall be conducted in compliance with all applicable laws and regulations, shall not be misleading, and shall be conducted in a professional manner. CPC will not solicit or enroll any prospective Member in any state for which Sears has not given specific, advance written approval. Sears also reserves the right to withdraw prospectively any such approval if Sears advises CPC that in Sears's judgment, the Dental Program has not met or cannot meet applicable regulatory requirements in such state. In such event, CPC shall immediately cease any further marketing and enrollment activities involving the affected state(s); provided, however, that CPC may renew, in accordance with this Agreement, existing Members in any affected state if approved by that state's regulatory authorities.

2.3 NO INSURANCE. This Dental Program does not involve insurance. Under no circumstances will Sears pay or reimburse, or become liable to pay or reimburse,

Members, Dental Networks, or Providers any fees or expenses incurred for dental services provided to Members.


                                  ARTICLE III

                           RESPONSIBILITIES OF SEARS

3.1 SEARS'S RESPONSIBILITIES. While this Agreement is in effect, Sears agrees to:

         (a) meet with CPC representatives at such reasonable times and places as necessary to fulfill the terms of this Agreement;

         (b) use reasonable efforts to allow enrollment of its customers in the Dental Program;

         (c) conduct periodic third-party audits of CPC and its subcontractors at Sears's expense; Sears shall give CPC at least forty-eight (48) hours prior notice of such audits, except with respect to telemarketing vendors;

         (d) provide a list or lists of its customers to be marketed hereunder through mutually acceptable media and format;

         (e) institute systems for credit review for transactions over the prescribed floor limit;

         (f) provide billing service to Members as part of Sears regular billing statement to Members, reflecting the total amount due by the Member for the Dental Program;

         (g) collect the amounts due from Members on behalf of CPC, and settle with CPC for its portion of said funds;

         (h) provide CPC with information concerning Member cancellations, credits, adjustments, and other transactions resulting from inquiries communicated to Sears units;

         (i) arrange for the approval of SearsCharge sales by Sears Credit Managers designated by Sears. The approval of such Sears Credit Manager shall be required for each individual credit sale. No part of the finance charges which may be made by Sears in connection with any credit sale shall be payable to or credited in any way to CPC, and CPC shall not be responsible for or charged with credit losses on such credit sales that have been authorized by Sears;

         (j) collect all authorized credit sale amounts due from Members on behalf of CPC. CPC shall not be responsible for the collection of any accounts due with respect to SearsCharge sales authorized by Sears. However, CPC shall be responsible for losses, including the gross sales amount and credit finance charges accrued, if any, resulting from any checks, unauthorized credit sales, or other cash transactions, if any; provided, however, that Sears shall not earn any Membership Fee with respect to any dishonored checks, unauthorized credit sales, or any other cash transaction for which the funds are not actually received by CPC or Sears. Losses resulting from any authorized third-party credit charges shall be borne by Sears and CPC in proportion to their respective shares of Net Membership Fees as set forth in Exhibit A;

         (k) not knowingly solicit or contact any Providers (excluding Providers who are existing or prospective licensees of Sears, or who are employed or otherwise retained by such a licensee) through the use of any Provider lists or other data provide by or obtained from CPC, unless CPC has given its prior written approval;

         (l) while this Agreement is in effect, Sears Direct Response Department will not contract with any other party to supply dental network services unless at least sixty (60) days prior written notice has been given to CPC.


                                   ARTICLE IV

                                    PAYMENT

4.1 PAYMENT TO CPC. In full payment for all Services provided hereunder, Sears shall pay CPC in accordance with the provisions of Exhibit A, attached hereto and made a part hereof.


                                   ARTICLE V

                              TERM AND TERMINATION

5.1 TERM OF AGREEMENT. This Agreement shall become effective as of the date hereof and shall remain in effect for an initial term of one (1) year ending on the first anniversary of the date hereof, unless sooner terminated in accordance with the provisions of this Agreement. Upon expiration of the initial term and each subsequent renewal period, if any, this Agreement shall automatically renew for a renewal period of one (1) year, unless either party gives the other party written notice of its intent not to renew no later than sixty (60) days prior to the then-current expiration date.

5.2 TERMINATION. This Agreement may be terminated by either party for "good cause" upon written notice to the other party.

5.3 GOOD CAUSE. The term "good cause" shall mean, as to the party who delivers the notice of termination:

         (a)      fraud or embezzlement on the part of the other party;

         (b) willful and material violation on the part of the other party of any law, statute, rule, or regulation, if such violation is not cured within thirty (30) days after receipt of notice of such violation from the applicable governmental authority;

         (c) material breach of this Agreement by the other party if such breach is not cured within sixty (60) days after written notice thereof by the non-breaching party;

         (d) determination by Sears, in its sole discretion, to cease marketing the Dental Program as a result of poor responses, marketplace changes, or a change in Sears's corporate direction, in which event Sears shall provide CPC with at least sixty (60) days prior written notice;

         (e) determination by Sears, in its reasonable discretion, to cease marketing the Dental Program due to regulatory actions against or involving Sears by any federal, state, or local governmental body or unit.

5.4 TERMINATION AND RIGHTS TO RENEWAL OF EXISTING MEMBERS. With the exception of termination due to a violation by CPC of Section 5.3(a), (b), or (c), or termination by Sears pursuant to Section 5.5, if this Agreement is otherwise terminated for good cause or either party decides not to renew this Agreement, Sears shall allow CPC to renew only those Members existing as of the termination date (i) until either the Member cancels or non-renews his or her Membership, or
(ii) until Sears refuses to approve credit authorization to the Member in accordance with Sears's standard credit requirements, whichever first occurs. CPC shall pay Sears its percentage of the Net Membership Fees as set forth in the then-current Exhibit A for each Member renewal. Notwithstanding termination and/or non-renewal of this Agreement and the parties' other rights and obligations contained herein, the following sections of this Agreement shall continue in full force and effect with respect to Members who are renewed pursuant to the above: 1.1, Article II, 3.l(e)-(k), 4.1, and Articles V through IX.

5.5 TERMINATION AND CONTINUATION OF SERVICES. If Sears decides, in its sole discretion, to assume the marketing and administrative obligations to be performed by CPC hereunder, Sears may terminate this Agreement, without cause, without penalty, and without liability as a result of such termination, by giving CPC at least sixty (60) days prior written notice stating the effective date of termination. The termination of this Agreement shall not affect the rights of Members who have paid or contracted for the Dental Program at the time of such termination. If Sears terminates the Agreement pursuant to this section, Sears will pay CPC, either
(i) a mutually agreeable flat fee per existing Member or (ii) a mutually agreeable commission upon each Member's renewal. If the parties are unable to reach agreement on a fee or commission by the effective date of termination, the parties shall submit the issue to binding arbitration by a panel of three arbitrators; provided, however, that Sears shall have the right to assume the marketing and administrative obligations as of the effective date of termination, it being understood that the arbitrators' decision regarding the fee or commission shall be retroactive to the effective date of termination. In addition, if both Sears and CPC mutually agree on either a fee or a commission as noted above, Sears will pay CPC a rental fee for use of its Dental Network(s) in accordance with the wholesale pricing schedule attached hereto and incorporated herein as Exhibit B.

5.6 CPC'S RESPONSIBILITIES UPON TERMINATION. Upon termination of this Agreement pursuant to Sections 5.3(a), (b),or (c) or 5.5, and in addition to any other obligations set forth in this Agreement, CPC shall immediately, upon Sears's request:

         (a) provide Sears, in a mutually agreeable medium, all information and files regarding Members, at Sears's expense;

         (b) transfer to Sears, or as Sears directs, all post office boxes used by CPC in connection with this Agreement, at Sears's expense;

         (c) transfer to Sears, or as Sears directs, all "800" telephone numbers used in connection with this Agreement, at Sears's expense;

         (d) arrange for Sears to have access to the CPC Dental Network used in connection with this Agreement;

         (e) use good faith efforts to cause the Dental Networks and any subcontractors of CPC to comply with the obligations set forth in this Section 6.3, at Sears's expense.

5.7 RESPONSIBILITIES UPON NON-RENEWAL BY CPC. If requested by Sears, and upon non-renewal of this Agreement by CPC pursuant to Section 5.1, and upon payment by Sears to CPC of either (i) a mutually agreeable flat fee per existing Member or (ii) a mutually agreeable commission for each Member's renewal, in addition to any other obligations set forth in this Agreement, CPC shall immediately:

         (a) provide Sears, in a mutually agreeable medium, all information and files regarding Members, at CPC's expense;

         (b) transfer to Sears, or as Sears directs, all post office boxes used by CPC in connection with this Agreement, at CPC's expense;

         (c) transfer to Sears, or as Sears directs, all "800" telephone numbers used in connection with this Agreement, at CPC's expense;

         (d) arrange for Sears to have access to the CPC Dental Network for which Sears will pay CPC a rental fee in accordance with Exhibit B hereto;

         (e) use good faith efforts to cause the Dental Networks and any subcontractors of CPC to comply with the obligations set forth in this section, at CPC's expense.

5.8 USE OF PROVIDER LIST/PROVIDERS. Sears shall not make use of CPC's proprietary Provider list for twenty-four (24) months from the termination of this Agreement. Notwithstanding the foregoing, Sears shall be entitled to contract with other parties of its choice to access Provider information, some of which may contain information of the same or similar nature as is contained in the CPC proprietary list.


                                   ARTICLE VI

                            PROPRIETARY INFORMATION

6.1 TRADE NAMES AND TRADEMARKS. Neither party shall use any of the other party's trade names, trademarks, logos, or names of any affiliated company in any advertising or promotional materials, or otherwise, without the prior written consent of the other party. No Provider, Dental Network, or any permitted subcontractor of CPC shall have any right to use any trade name, trademark, or logo of Sears's without its prior written consent.

6.2 SEARS MARKS. CPC recognizes that all trade names, trademarks, and service marks, including, but not limited to, "Sears" and "Sears Dental Access Program" (hereinafter "Sears Marks") used in connection with the Dental Program are owned exclusively by Sears. Any and all use of such Sears Marks shall inure to the benefit of Sears. CPC will use the Sears Marks only in connection with the Dental Program and only in a manner approved in writing by Sears prior to such use. Upon expiration or termination of this Agreement for any reason, CPC shall immediately cease the use of any and all of Sears Marks. CPC recognizes that Sears may, in its sole discretion, obtain federal trademark registrations for any or all of the Sears Marks used in connection with the Dental Program. CPC will not at any time during the term of this Agreement or after the termination of the Agreement attempt to register any of the Sears Marks used in connection with the Dental Program. CPC recognizes that all federal, state, and common law rights in the Sears Marks belong to Sears. CPC agrees to notify Sears of any unlawful use of the Sears Marks by third parties not connected with the Dental Program that CPC becomes aware of during the term of this Agreement. CPC agrees to reasonably assist Sears in taking legal action against such unlawful use.

6.3 COPYRIGHTS. Sears shall have sole copyright ownership in (a) any format and/or materials which are prepared exclusively for Sears, (b) the name "Sears", any Sears Mark, or any picture or reference to any product or service bearing a Sears Mark, or (c) any design, format, or materials, or any part thereof, that are listed by Sears in an exhibit hereto as having originated with Sears. CPC shall have the sole copyright ownership of any format and materials prepared by CPC, excluding any items included in categories (a), (b), or (c) in the preceding sentence. CPC shall not use any materials or formats prepared in connection with this Agreement without first deleting therefrom any Sears Mark, the name "Sears", any picture or illustration that depicts a Sears Mark, or any other material that is specifically listed by Sears in an exhibit hereto or which was prepared exclusively for Sears. CPC and Sears agree to the use of a Sears copyright notice and CPC's copyright notice on all printed materials prepared for distribution under this Agreement. Such notices shall indicate the appropriate copyright ownership between the parties as set forth above.

6.4 BOOKS AND RECORDS. CPC agrees that the records created or maintained by CPC pursuant to this Agreement regarding Members shall be the property of Sears. Upon termination or expiration of this Agreement, CPC shall promptly return to Sears all such records in the same format in which they are maintained by CPC according to the terms of Sections 5.6 and 5.7.

6.5 CONFIDENTIAL INFORMATION.

         (a) CPC and Sears acknowledge that as a result of the performance of their responsibilities under this Agreement, they will obtain access to confidential and proprietary information concerning the Dental Program, Members, Dental Networks, Providers, and each other. All such information shall be deemed to be confidential unless it is clearly intended for public distribution (e.g., marketing materials). This Agreement, including all exhibits hereto, is hereby designated as confidential within the meaning of this section. CPC and Sears shall each take all necessary measures to ensure the confidentiality of such information received by them and to prevent the disclosure to and/or use thereof by third parties, including, but not limited to, instructing their employees, agents, and contractors of the foregoing and requiring them to be bound by appropriate confidentiality agreements. CPC and Sears shall not use any such information for any purpose other than to perform their responsibilities under this Agreement.

         (b) Sears shall not use any CPC materials, including but not limited to dental lists, names, addresses and telephone numbers of Providers, quantity and breakdown of Providers by specialty and/or of practice, fee schedules, solicitation materials, dental contracts, and any other information regarding the operation of the CDP panel, as currently existing or as changed from time to time, whether written or oral, for any purpose other than that which is outlined in this Agreement, without the prior written consent of CPC.

         (c) Unless CPC gives its prior written consent, Sears shall not reproduce, release, or in any way make available or furnish, whether directly or indirectly, to any person, firm, corporation, association, or organization at any time, any Provider lists provided by CPC or any dental Provider lists and/or information concerning any Provider receiving any promotional mailings or materials under this Agreement. Upon demand by CPC and/or termination or non-renewal of this Agreement for any reason, and at CPC's expense, Sears shall promptly deliver to CPC all copies of such Provider lists and all lists and information relating to said Providers. All papers, tapes, discs, and other retention or storage media bearing such lists and information shall be and remain the property of CPC.

         (d) Each party acknowledges that irreparable injury would be caused to the other party in the event of unauthorized use of the other party's confidential information, and agrees that preliminary and permanent injunctive relief would be appropriate in the event of breach of this section. Upon termination or expiration of this Agreement, each party agrees to promptly return the confidential information of the other party.

6.6 CUSTOMER AND MEMBER LISTS. Unless Sears gives its prior written consent, CPC shall not reproduce, release, or in any way make available or furnish, either directly or indirectly, to any person, firm, corporation, association, or organization at any time, any customer lists provided by Sears or any Member lists and/or information concerning any Member receiving any promotional mailings or materials under this Agreement. Upon demand by Sears and/or termination or non-renewal of this Agreement for any reason, CPC shall immediately deliver to Sears all copies of such customer lists and all lists and information relating to said Members. All papers, tapes, discs, and other retention or storage media bearing such lists and information shall be and remain the property of Sears. CPC agrees not to use said lists and information concerning Sears's customers and/or the Members in any manner except as necessary in the performance of this Agreement. CPC shall at all times maintain any such lists and information physically and electronically separate and distinct from any lists and information CPC may maintain that are unrelated to this Agreement. CPC shall protect all such lists and information from destruction, loss, and theft during this Agreement and until such lists and information are delivered to Sears.

6.7 TELEPHONE NUMBERS/P.O. BOXES. All published telephone numbers designating an identity with Sears and all post office boxes used in connection with this Agreement shall be separate from the telephone numbers and post office boxes used by CPC in its other business operations, if any, and such numbers and boxes shall be deemed to be the property of Sears. Upon termination of this Agreement for any reason, CPC shall cease to use such Sears telephone numbers and post office boxes and, at Sears's option, shall transfer or cause the transfer of such telephone numbers and/or post office boxes to Sears at Sears's expense.

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

6.8 PUBLICITY. Neither CPC nor Sears will issue any publicity or press release regarding its contractual relationship with the other party hereunder or regarding the other party' s activities hereunder without obtaining the other party's prior written approval of and consent to such release.


                                  ARTICLE VII

                                   INSURANCE

7.1 CPC hereby agrees and covenants that CPC, at its expense, shall obtain and maintain during the term of this Agreement the following policies of insurance from insurance companies rated at least A-VII by the A.M. Best Company and adequate to fully protect Sears:

         (a) Workers' Compensation Insurance with coverage for all costs, benefits, and liabilities under Workers' Compensation and similar state laws which may accrue in favor of any person employed by CPC, and Employers' Liability Insurance with limits of at least ********** per accident or disease;
         (b) Commercial General Liability Insurance providing coverage for premises/operations, contractual liability, personal injury, and advertising injury liability with combined single limits of liability for bodily injury and property damage of at least ********** per occurrence, and naming Sears as an additional insured with respect to operations performed for Sears by CPC;
         (c) Automobile Liability Insurance for owned, non-owned, and hired vehicles with limits of at least ********** per accident for bodily injury and property damage combined;
         (d) Professional Liability Insurance providing coverage for losses not insured or insufficiently insured by Providers as stipulated in Section 2.1(c)(4) herein. Such insurance shall have limits of liability of not less than ********** per occurrence and ********** aggregate, and shall be available to protect Sears from any and all claims of professional error or omission arising out of or in connection with professional services rendered by any Provider, Dental Network, CPC, and any of their respective employees, agents, or contractors. Such insurance may be effected through an endorsement to CPC's commercial general liability insurance policy, and in any event shall name Sears, Roebuck and Co.
                  as an additional insured.

CPC shall furnish to Sears certificates evidencing such insurance upon execution of this Agreement, and thereafter throughout the term of this Agreement as such insurance is renewed. The foregoing policies shall not be materially changed or canceled without thirty (30) days prior written notice to Sears. Failure of CPC to provide and maintain such insurance shall be considered a material breach for purposes of Section 5.3(c) of this Agreement.


                                  ARTICLE VIII

                                INDEMNIFICATION

8.1 INDEMNIFICATION BY CPC. CPC shall protect, defend, indemnify, and hold harmless Sears, its officers, directors, and employees against any and all claims, demands, actions, and causes of action, including the payment of reasonable attorneys' fees and other legal expenses, for any death of or injury to any person, damage to or destruction of any property, or other loss or damage actually or allegedly resulting from, arising out of, or in connection with:

         (a) any acts or omissions of CPC, any Dental Network, any Provider, or any of their respective employees, agents, or contractors in connection with any goods or services provided in connection with the Dental Program; or

         (b) the failure of CPC, any Dental Network, any Provider, or any of their respective employees, agents, or contractors to comply with any applicable statute, ordinance, law, rule, or regulation relating to providing any goods or services in connection with the Dental Program; or

         (c) any inquiries, investigations, or actions brought or conducted by any governmental agency relating to providing any goods or services in connection with the Dental Program or the involvement therewith by CPC, any Dental Network, any provider, or any of their respective employees, agents, or contractors; or

         (d) any dental services provided, or that were supposed to have been provided, by any Dental Network, any Provider, or any of their respective employees, agents, or contractors; or

         (e) any debts, purchases, contracts, or obligations of CPC relating to providing any goods or services in connection with the Dental Program.

8.2 INDEMNIFICATION BY SEARS. Sears shall protect, defend, indemnify, and hold harmless CPC, its officers, directors, and employees against any and all claims, demands, actions, and causes of action, including the payment of reasonable attorneys' fees and other legal expenses, for any death of or injury to any person, damage to or destruction of any property, or other loss or damage actually or allegedly resulting from, arising out of, or in connection with any acts or omissions of Sears, its employees or agents in the performance of Sears's duties and obligations hereunder.

8.3 INDEMNIFICATION CLAIM PROCEDURES.

         (a) Promptly after receipt by an indemnified party of notice of a claim or the commencement of any action which may result in a claim for indemnification pursuant to this Agreement, the indemnified party will notify in writing the indemnifying party thereof. Thereafter the indemnifying party shall advise the indemnified party in writing within ten (10) business days of the indemnifying party's acknowledgment of and instructions with respect to the indemnity obligation, including the obligation to promptly defend any such action. The indemnified party shall thereafter cooperate fully with the indemnifying party's reasonable requests, at the indemnifying party's sole expense, to effectuate the terms of this indemnity. Should the indemnifying party refuse or fail to acknowledge its indemnity obligation hereunder, the indemnified party shall thereafter have the right to defend such action with counsel chosen by the indemnified party, including the right to settle or otherwise resolve any such dispute without the written consent of the indemnifying party, all without prejudice to the indemnified party's rights against the indemnifying party.

         (b) An indemnified party who has received an acknowledgment of acceptance of indemnity shall have the right (1) to employ separate counsel in any action as to which indemnification may be or has been sought under any provision of the Agreement and to participate in the defense thereof; or (2) to the extent that it may wish, jointly with any other indemnified party, to assume the defense of any such action with counsel reasonably satisfactory to indemnifying party, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party has agreed in writing to pay such fees and expenses.

         (c) Except as set forth above, the indemnifying party shall not be liable for any settlement of any action effected without its written consent, which shall not be unreasonably withheld. If any action is settled with such written consent, or if there is a final judgment against any indemnified party in any such action, the indemnifying party shall indemnify and hold harmless any indemnified party to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                                   ARTICLE IX

                                    GENERAL


9.1 NO AGENCY. The parties shall operate as independent contractors. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agent/principal relationship between CPC and Sears. The parties shall disclose the nature of their relationship to Providers and Members.

9.2 NO REPRESENTATIONS. CPC acknowledges and agrees that no promises or representations whatsoever have been made as to the potential amount of business CPC can expect to receive at any time during the term of this Agreement. CPC acknowledges and agrees that, except as may be set forth in this Agreement, it is solely responsible for any expenses incurred or capital investments made by CPC in connection with this Agreement, and agrees that Sears shall not be obligated for any such expenses or capital expenditures.

9.3 SEVERABILITY. In the event any court of competent jurisdiction should determine that any provision of this Agreement is contrary to any law to which it is subject, such provision shall not be declared invalid but, rather, shall be modified and enforced to the maximum extent permitted by law. All remaining provisions shall further be given full force and effect.

9.4 NOTICES. All notices which are or may be required to be given by either party to the other under this Agreement shall be in writing and shall be deemed to have been properly given (a) when delivered personally, or (b) three (3) days after being sent by certified mail, return receipt requested, first class postage prepaid, or (c) one (1) day after being sent by a nationally recognized overnight delivery service, addressed as follows:

                  If to Sears:

                  Sears, Roebuck and Co.
                  D/702CDR, E4, 272B
                  3333 Beverly Road
                  Hoffman Estates, IL  60179
                  Attention:  Maryanne Metz

                  with a copy to:

                  Sears, Roebuck and Co.
                  D/766, B6, 234B
                  3333 Beverly Road
                  Hoffman Estates, IL  60179
                  Attention:  Vice President and General Counsel

                  If to CPC:

                  Card Member Publishing Corporation
                  655 Washington Blvd.
                  Suite 1000
                  Stamford, CT  06901
                  Attention:  President

Each party to this Agreement shall notify the other party in writing and in accordance with this section of any change in address.

9.5 AMENDMENT AND MODIFICATION. This Agreement may not be amended, modified, or supplemented except by an agreement in writing and duly-executed by an authorized representative of each of the parties hereto.

9.6 WAIVER OF COMPLIANCE. No waiver of compliance of any obligation, covenant, agreement, or condition provided for in this Agreement shall be effective unless evidenced by an agreement in writing duly-executed by the party to be charged with such waiver or consent, but such waiver, consent, or failure shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or future compliance.

9.7 HEADINGS. The headings of this Agreement are inserted solely for convenience and shall not be used in any interpretation or construction of this Agreement.

9.8 ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party. The sale of a party's business, the transfer of a majority of its stock, or any other transaction or event that shifts the control of that party shall be deemed such a transfer or assignment requiring the other party's written consent. Any transfer or assignment lacking the requisite consent of the other party shall be of no force or effect vis a vis the non-consenting party, and shall be grounds for termination of this Agreement pursuant to Section 5.3 herein.

9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, and shall benefit and be binding upon the parties hereto and their respective permitted successors and assigns.

9.10 ENTIRE AGREEMENT. This Agreement, including the exhibits and other attachments referenced herein, constitute the complete, exclusive, and final agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes any and all prior agreements, negotiations, correspondence, undertakings, promises, covenants, arrangements, communications, representations, and warranties, whether oral or written, of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have entered into this Agreement as of the date and year first above written.

SEARS, ROEBUCK AND CO.                 CARDMEMBER PUBLISHING CORPORATION


By: /s/ E. V. Pennebaker               By: /s/ Gary Johnson
   -----------------------------          ---------------------------

Name: E. V. Pennebaker                 Name: Gary Johnson
     ---------------------------            -------------------------

Title: Vice President                  Title: President
      --------------------------             ------------------------

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
        SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.
                                   EXHIBIT A


                               PAYMENT PROVISIONS

1. Sears will remit to CPC ********** of the Net Membership Fees, in accordance with the procedures set forth below. "Net Membership Fees", as used herein, shall mean the total amount of Membership Fees that accrue during the applicable time period, less all refunds, credits, allowances, adjustments, and sales/use tax, if any.

2. Each week Sears shall prepare a reconciliation of the parties' accounts with respect to Net Membership Fees. In the event that the reconciliation results in a balance due CPC, Sears shall pay CPC that amount within fifteen (15) days of the date of the weekly reconciliation. In the event that the reconciliation results in a balance due Sears, Sears may deduct and setoff the amount of that balance due Sears from a future remittance to CPC. In the event that such a balance due Sears is not recouped by such a deduction/setoff, then Sears shall so notify CPC and CPC shall remit the amount of the balance due Sears within thirty (30) days of receiving notice to that effect from Sears.

3. Sears shall have the right to deduct and setoff from any amounts otherwise due and owing CPC any amounts due Sears from CPC, including, but not limited to, any adjustments that Sears is required to make with Members pursuant to Sears's policy of "Satisfaction Guaranteed Or Your Money Back".

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                   EXHIBIT B

- -------------------------------------------------------------------------------
               # OF MEMBERS                   COST OF MEMBER PER
                                                   MONTH(1)
- -------------------------------------------------------------------------------
               **********                           **********
- -------------------------------------------------------------------------------
               **********                           **********
- -------------------------------------------------------------------------------
               **********                           **********
- -------------------------------------------------------------------------------
               **********                           **********
- -------------------------------------------------------------------------------
               **********                           **********
- -------------------------------------------------------------------------------
               **********                           **********
- -------------------------------------------------------------------------------

(1) The prices noted in the above schedule assume that Sears will undertake and assume the full expense for all marketing functions including, but not limited to, solicitation, printing, fulfillment, and customer service.

                          FIRST AMENDMENT TO AGREEMENT


         This First Amendment To Agreement ("First Amendment") is made and entered into this 16 day of January, 1995, by and between Sears, Roebuck and Co., a New York corporation with offices at 3333 Beverly Road, Hoffman Estates, IL 60179 ("Sears"), and CardMember Publishing Corporation, a Delaware corporation with offices at 655 Washington Blvd., Suite 1000, Stamford, CT 06901 ("CPC").

                                  WITNESSETH:

         Whereas, Sears and CPC entered into that certain Agreement dated October 7, 1994, regarding a dental program marketed to Sears customers ("Agreement");

         Whereas, Sears and CPC desire to amend the Agreement as set forth below;

         Now, therefore, in consideration of the mutual covenants and agreements of the parties contained herein and in the Agreement, and other good and valuable consideration, the parties agree as follows:

         1. The last sentence of Section 7.1(d) is hereby amended to delete the words "and in any event shall name Sears, Roebuck and Co. as an additional insured". The foregoing amendment shall be effective retroactively to the October 7, 1994 effective date of the Agreement.

         2. All other terms and provisions of the Agreement shall remain in full force and effect, and the Agreement, as herein amended, is hereby ratified by the parties.

         IN WITNESS WHEREOF, the parties hereto, by their duly-authorized representatives, have entered into this First Amendment To Agreement as of the date first written above.

SEARS, ROEBUCK AND CO.                 CARDMEMBER PUBLISHING
                                       CORPORATION


By: /s/ E. V. Pennebaker               By: /s/ Steven H. Levenherz
   -----------------------------          ---------------------------

Name: E. V. Pennebaker                 Name: Steven H. Levenherz
     ---------------------------            -------------------------

Title: Divisional Vice President       Title: Senior Vice President
      --------------------------             ------------------------